EXHIBIT 16

LETTERHEAD  OF  STONEFIELD  JOSEPHSON,  INC.

September  9,  2003

Office  of  the  Chief  Accountant
SECPS  Letter  File
Mail  Stop  9-5
Securities  and  Exchange  Commission
450  Fifth  Street,  NW
Washington,  DC  20549

Re:  Imaging  Technologies  Corporation

We have read the statements that we understand Imaging Technologies Corporation will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under
Item  4.

Very  truly  yours,

/s/  Stonefield  Josephson,  Inc.